   As filed with the Securities and Exchange Commission on September 12, 2003

                                                   Registration No. 333-_______.

================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                             THE WARNACO GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

        Delaware                                          95-4032739
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                           --------------------------

                                 90 Park Avenue
                            New York, New York 10016
               (Address of Principal Executive Offices) (Zip Code)

                           --------------------------

                The Warnaco Group, Inc. 2003 Stock Incentive Plan
                            (Full Title of the Plan)

                           --------------------------

                                 Jay A. Galluzzo
                  Vice President, General Counsel and Secretary
                             The Warnaco Group, Inc.
                                 90 Park Avenue
                            New York, New York 10016
                     (Name and Address of Agent for Service)

                                 (212) 287-8000
          (Telephone Number, Including Area Code, of Agent for Service)

                            -------------------------

                                 With Copies To:

                               Alan C. Myers, Esq.
                    Skadden, Arps, Slate, Meagher & Flom LLP
                                Four Times Square
                            New York, New York 10036
                                 (212) 735-3000

                            -------------------------

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                  Proposed Maximum      Proposed Maximum        Amount of
       Title of Securities       Amount to be      Offering Price      Aggregate Offering     Registration
        to be Registered          Registered        Per Share (1)           Price (1)              Fee
==============================================================================================================
Common stock, par value $0.01      5,000,000           $16.52              $82,600,000          $6,682.34
per share
==============================================================================================================
Total                              5,000,000           $16.52              $82,600,000          $6,682.34
==============================================================================================================

(1) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, the offering price is estimated solely for the purpose of calculating the registration fee upon the basis of the average of the high and low prices of the common stock of The Warnaco Group, Inc. on September 9, 2003 as reported on the NASDAQ National Stock Market.

                                EXPLANATORY NOTE

         The Warnaco Group, Inc. (the "Company") has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), to register shares of its common stock, par value $0.01 per share (the "Common Stock"), issuable pursuant to The Warnaco Group, Inc. 2003 Stock Incentive Plan (the "Plan").

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

         The information called for by Part I of this Registration Statement (the "Part I Information") in respect of the 5,000,000 shares of Common Stock that may be issued pursuant to the Plan is included in the description of the Plan contained in the documents which will be delivered and made available to participating employees as specified by Rule 428(b)(1) under the Securities Act. The Part I Information is not filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to the note to Part I of Form S-8 and Rule 424 of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

         The following documents filed with the Commission by the registrant, The Warnaco Group, Inc., a Delaware corporation, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement:

         (a) The Company's Annual Report on Form 10-K filed on April 4, 2003 (except for Item 15(a)(1) and pages F-1 through F-57 constituting the financial pages to the Form 10-K).

         (b) The Company's Current Report on Form 8-K filed on January 7, 2003.

         (c) The Company's Current Report on Form 8-K filed on January 16, 2003.

         (d) The Company's Current Report on Form 8-K filed on January 27, 2003.

         (e) The Company's Current Report on Form 8-K filed on February 4, 2003.

         (f) The Company's Current Report on Form 8-K filed on February 10,
2003.

         (g) The Company's Current Report on Form 8-K filed on March 20, 2003.

         (h) The Company's Current Report on Form 8-K filed on April 14, 2003.

         (i) The Company's Current Report on Form 8-K filed on April 28, 2003.

         (j) The Company's Current Report on Form 8-K filed on May 7, 2003.

         (k) The Company's Quarterly Report on Form 10-Q filed on May 20, 2003.

         (l) The Company's Current Report on Form 8-K filed on May 27, 2003.

         (m) The Company's Amended Quarterly Report on Form 10-Q/A filed on May 29, 2003.

         (n) The Company's Current Report on Form 8-K filed on June 6, 2003.

         (o) The Company's Current Report on Form 8-K filed on June 9, 2003.

         (p) The Company's Current Report on Form 8-K filed on June 13, 2003.

         (q) The Company's Current Report on Form 8-K filed on July 8, 2003.

         (r) The Company's Quarterly Report on Form 10-Q filed on August 18,
2003.

         (s) The description of the Company's Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A/A filed under Section 12 of the Exchange Act on February 4, 2003, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

         Not applicable.

Item 5. Interests of Named Experts and Counsel.

         Jay A. Galluzzo, our Vice President, General Counsel and Secretary owns shares of our common stock and holds options to purchase shares of our common stock.

Item 6. Indemnification of Directors and Officers.

         Under Section 145 of the Delaware General Corporation Law, as amended ("DGCL"), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation and
(ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. A corporation may pay expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation. Such expenses (including attorneys' fees) incurred by former directors or officers or other employees or agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

         Article VII of the Company's Amended and Restated Certificate of Incorporation contains provisions that grant indemnification rights to the Company's directors, officers, employees and other agents to the fullest extent authorized under DGCL Section 145. In addition, the Company has entered into separate Indemnification Agreements with each of its directors and executive officers and has purchased and maintains insurance for its directors and officers against liabilities that they may incur in their capacity as such.

Item 7. Exemption from Registration Claimed.

         Not applicable.

Item 8. Exhibits.

         Exhibit No.     Description of Exhibit
         ----------      -----------------------
             4.1         Amended and Restated Certificate of Incorporation of
                         the Company (incorporated by reference to Exhibit 1 to
                         the Form 8-A/A filed by the Company on February 4,
                         2003).*

             4.2 Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K filed by the Company on April 4, 2003).*

             4.3         Registration Rights Agreement, dated as of February 4,
                         2003, among the Company and certain creditors of the Company (as described in the Registration Rights
                         Agreement) (incorporated herein by reference to Exhibit
                         4.5 to the Company's Form 8-K filed February 10,
                         2003).*

             4.4 Rights Agreement, dated as of February 4, 2003, between the Company and the Rights Agent, including Form of Rights Certificate as Exhibit A, Summary of Rights to
                         Purchase Preferred Stock as Exhibit B and the Form of
                         Certificate of Designation for the Preferred Stock as Exhibit C (incorporated by reference to Exhibit 4 to the Form 8-A/A filed by the Company on February 4,
                         2003).*

             5.1         Opinion of Jay A. Galluzzo, General Counsel of the
                         Company, regarding the legality of the shares of Common
                         Stock being offered hereby.'D'

            23.1 Consent of Jay A. Galluzzo, Esq., General Counsel of the Company (included in Exhibit 5.1).'D'

            23.2 Consent of Deloitte & Touche LLP, independent accountants.'D'

            24.1         Powers of attorney (included on signature page herein).

            99.1         Consolidated Financial Statements of The Warnaco Group,
                         Inc.'D'

---------------
*    Previously filed.
'D'  Filed herewith.

Item 9. Undertakings.

(1)    The undersigned registrant hereby undertakes:

       (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

       (b) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (d) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 12th day of September, 2003.

                                       THE WARNACO GROUP, INC.


                                       By: /s/ Jay A. Galluzzo
                                           ---------------------------
                                           Jay A. Galluzzo
                                           Vice President, General Counsel and
                                           Secretary

                                POWER OF ATTORNEY

         KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints Joseph
R. Gromek and Jay A. Galluzzo, or either of them, as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement on Form S-8 filed herewith, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



               SIGNATURE                                 TITLE                                  DATE
               ---------                                 -----                                  ----


 /s/ Joseph R. Gromek
------------------------
Joseph R. Gromek                         Director, President and Chief          September 12, 2003
                                         Executive Officer (Principal
                                         Executive Officer)



 /s/ James P. Fogarty
------------------------
James P. Fogarty                         Senior Vice President and Chief        September 12, 2003
                                         Financial Officer (Principal
                                         Financial and Accounting Officer)



 /s/ Stuart D. Buchalter
------------------------
Stuart D. Buchalter                      Non-Executive Chairman of the Board    September 12, 2003
                                         of Directors



 /s/ Antonio C. Alvarez
------------------------
Antonio C. Alvarez II                    Director                               September 12, 2003




 /s/ David A. Bell
------------------------
David A. Bell                            Director                               September 12, 2003



 /s/ Richard Karl Goeltz
------------------------
Richard Karl Goeltz                      Director                               September 12, 2003



 /s/ Sheila A. Hopkins
------------------------
Sheila A. Hopkins                        Director                               September 12, 2003



 /s/ Charles R. Perrin
------------------------
Charles R. Perrin                        Director                               September 12, 2003


                                  EXHIBIT INDEX

         Exhibit No.    Description of Exhibit
         -----------    ----------------------
             4.1        Amended and Restated Certificate of Incorporation of the
                        Company (incorporated by reference to Exhibit 1 to the
                        Form 8-A/A filed by the Company on February 4, 2003).*

             4.2 Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K filed by the Company on April 4, 2003).*

             4.3        Registration Rights Agreement, dated as of February 4,
                        2003, among the Company and certain creditors of the Company (as described in the Registration Rights
                        Agreement) (incorporated herein by reference to Exhibit
                        4.5 to the Company's Form 8-K filed February 10, 2003).*

             4.4 Rights Agreement, dated as of February 4, 2003, between the Company and the Rights Agent, including Form of Rights Certificate as Exhibit A, Summary of Rights to
                        Purchase Preferred Stock as Exhibit B and the Form of
                        Certificate of Designation for the Preferred Stock as Exhibit C (incorporated by reference to Exhibit 4 to the Form 8-A/A filed by the Company on February 4, 2003).*

             5.1        Opinion of Jay A. Galluzzo, General Counsel of the
                        Company, regarding the legality of the shares of Common
                        Stock being offered hereby.'D'

            23.1        Consent of Jay A. Galluzzo, Esq., General Counsel of the
                        Company (included in Exhibit 5.1).'D'

            23.2 Consent of Deloitte & Touche LLP, independent accountants.'D'

            24.1        Powers of attorney (included on signature page herein).

            99.1        Consolidated Financial Statements of The Warnaco Group,
                        Inc.'D'


---------------
*        Previously filed.
'D'      Filed herewith.

                           STATEMENT OF DIFFERENCES

The dagger symbol shall be expressed as..................................    'D'